UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2013

API TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35214	98-0200798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4705 S. Apopka Vineland Road, Suite 210

Orlando, FL 32819

(Address of principal executive offices, including zip code)

(407) 909-8015

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On April 17, 2013, API Technologies Corp. (“API”), Spectrum Control, Inc., a wholly owned subsidiary of API (together with API, the “Seller”), and Measurement Specialties, Inc. (the “Purchaser”) entered into a Stock Purchase Agreement (the “Agreement”) pursuant to which the Seller sold to the Purchaser all of the issued and outstanding shares of capital stock or other equity interests of Spectrum Sensors and Controls, Inc., a Pennsylvania corporation (“Sub 1”), Spectrum Sensors and Controls, LLC, a California limited liability company (“Sub 2”), and Spectrum Sensors and Controls, Inc., an Ohio corporation (“Sub 3” and together with Sub 1 and Sub 2, the “Companies”). The Companies comprised API’s sensors business unit.

Pursuant to the terms of the Agreement, in consideration for the sale of the Companies, the Purchaser paid API approximately $51.4 million in cash, subject to certain working capital adjustments as set forth in the Agreement. Of this amount, $1.5 million was placed into an escrow account for 12 months to secure any indemnification claims made by the Purchaser against the Seller.

Substantially all of the proceeds from the sale of the Companies was used to repay certain of API’s outstanding debt.

The Agreement contains customary representations, warranties and indemnification rights. The representations and warranties have been made solely for the benefit of the other parties to the Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in the Agreement by disclosures that were made to the other party in connection with the negotiation of the Agreement;

•	may apply contract standards of “materiality” that are different from “materiality” under applicable securities laws; and

•	were made only as of the date of the Agreement or such other date or dates as may be specified in the Agreement.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 2 – Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated herein by reference.

Section 8 – Other Events

Item 8.01.	Other Events.

On April 17, 2013, the Company issued a press release announcing the sale of the Companies. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

Attached as Exhibit 99.2 and incorporated herein by reference is (i) the unaudited pro forma condensed consolidated balance sheet of API as of February 28, 2013, (ii) the unaudited pro forma condensed consolidated statement of operations and comprehensive income (loss) for the three months ended February 28, 2013, (iii) the unaudited pro forma condensed consolidated statements of operations and comprehensive income (loss) for the year ended November 30, 2012, and (iv) the unaudited pro forma condensed consolidated statement of operations and comprehensive income (loss) for the six months ended November 30, 2011. These pro forma financial statements are derived from the historical consolidated financial statements of API and give effect to the sale of the Companies and the receipt of the net proceeds related thereto. Financial statements prior to these periods are not included, as the Companies were not owned by API during those prior periods.

(d)	Exhibits

Exhibit Number	Exhibit Title
2.1	Stock Purchase Agreement, dated as of April 17, 2013, between API Technologies Corp., Spectrum Control, Inc. and Measurement Specialties, Inc.*
99.1	API Technologies Corp. press release, dated April 17, 2013.
99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of API Technologies Corp.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules upon request made by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

API TECHNOLOGIES CORP.

By:	/s/ Phil Rehkemper
Name: Phil Rehkemper
Title: Executive Vice President and Chief Financial Officer

Date: April 23, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit Title
2.1	Stock Purchase Agreement, dated as of April 17, 2013, between API Technologies Corp., Spectrum Control, Inc. and Measurement Specialties, Inc.*
99.1	API Technologies Corp. press release, dated April 17, 2013.
99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of API Technologies Corp.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules upon request made by the Securities and Exchange Commission.